UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12707 High Bluff Dr., Suite 200

 San Diego, CA 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed by Kintara Therapeutics, Inc., a Nevada corporation (“Kintara” or the “Company”) (formerly DelMar Pharmaceuticals, Inc. (“DelMar”)), with the Securities and Exchange Commission (the “SEC”) on August 21, 2020, DelMar completed its previously announced merger (the “Merger”) with Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation, on August 19, 2020. Immediately following the consummation of the Merger, DelMar changed its name to “Kintara Therapeutics, Inc.”

As a condition to the closing of the Merger, the Company conducted a private placement offering through a placement agent for shares of its newly designated convertible preferred stock (the “Investment Shares”), at a purchase price of $1,000 per share (the “Private Placement”), pursuant to which the Company was required to sell an aggregate of a minimum of 10,000 Investment Shares, for an aggregate purchase price of at least $10 million. The Company has the right to sell up to 20,000 Investment Shares, for an aggregate purchase price of $20 million, with an option to sell an additional 10,000 Investment Shares, for an aggregate amount of $30 million.

The Investment Shares will be convertible into a number of shares of Common Stock (“the “Conversion Shares”) based on the respective conversion price, which will be determined at the time of each round of the Private Placement.  The Investment Shares may be issued in multiple classes of Series C Preferred Stock. Each class of Series C Preferred Stock shall have identical terms, except for the conversion price of the particular class of Series C Preferred Stock, which conversion price shall be determined in accordance with Nasdaq Listing Rule 5635(d) and equal to the lesser of (i) the closing price of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) on the date immediately preceding the signing of the applicable binding agreements for the applicable round of the Private Placement for which the Investment Shares are issued or (ii) the average closing price of the Common Stock on Nasdaq for the five trading days immediately preceding the signing of the applicable binding agreements for the applicable round of the Private Placement for which the Investment Shares are issued, rounded up to the nearest whole cent (the “Conversion Price”).

In connection with the Private Placement, the placement agent is entitled to receive warrants exercisable for Investment Shares in an amount equal to ten percent of the number of Investment Shares sold in the Private Placement. In addition, at each closing of the Private Placement, the placement agent is entitled to a cash fee equal to 10% of the gross proceeds from the sale of the Investment Shares consummated at such closing, and a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Investment Shares sold at such closing.

Item 1.01 Entry into a Material Definitive Agreement

On August 20, 2020, the Company entered into definitive agreements with certain accredited investors (the “Investors”) in the Private Placement with respect to the sale of an aggregate of 2,185 shares (the “Shares”) of the Company’s Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), at a purchase price of $1,000 per Share, pursuant to the terms of separate Subscription Agreements (the “Subscription Agreements”) entered into by and among the Company and the Investors. The Series C-2 Preferred Stock is convertible at a price of $1.214 per share, for an aggregate of 1,799,835 shares of Common Stock.

The Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of shares of Common Stock issuable (i) upon conversion of the Series C-2 Preferred Stock and (ii) as dividends payable on the Series C-2 Preferred Stock, within sixty days after the date of the final closing of the Private Placement.

In connection with the Private Placement, the Company entered into a Placement Agency Agreement, (the “Placement Agency Agreement”), with Aegis Capital Corp., which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Private Placement. Pursuant to the terms of the Placement Agency Agreement, in connection with the second closing of the Private Placement, the Company paid the Placement Agent an aggregate cash fee of $218,500, a non-accountable expense allowance of $65,550 and will issue to the Placement Agent or its designees warrants to purchase 219 shares of Series C-2 Preferred Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $1,000 per share, provide for a cashless exercise feature and are exercisable for a period of four years from the date of the initial closing of the Private Placement. The Series C-2 Preferred Stock issuable upon exercise of the Placement Agent Warrants will be convertible into shares of Common Stock (the “Placement Agent Warrant Shares”) and will be entitled to the same dividend rights as the outstanding Series C-2 Preferred Stock.

The Subscription Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing descriptions of the Subscription Agreements, the Registration Rights Agreement and the Placement Agency Agreement are qualified by reference to the full text of these documents. Copies of the form of Subscription Agreement, the form of Registration Rights Agreement and the Placement Agency Agreement were previously filed as Exhibits 10.5, 10.3, and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2020 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Private Placement is incorporated by reference into this Item 3.02.

The securities issued in the Private Placement, the Placement Agent Warrants and Placement Agent Warrant Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series C-2 Preferred Stock

On August 24, 2020, the Company completed a closing of the Private Placement, and on August 24, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C-2 Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada that became effective immediately. Pursuant to the Certificate of Designation, the Company designated 2,700 shares of the Company’s previously undesignated preferred stock as Series C-2 Preferred Stock. Each class of Series C Preferred Stock issued in the Private Placement shall have identical terms, except for the Conversion Price of the particular class of Series C Preferred Stock. The Series C-2 Preferred Stock has a conversion price of $1.214 per share and otherwise has the terms as set forth below.

Dividends. The Series C Preferred Stock will be entitled to receive dividends, payable in shares of Common Stock at a rate of 10%, 15%, 20% and 25% of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, on the 12th, 24th, 36th and 48th month, anniversary of the initial closing of the Private Placement which occurred on August 19, 2020. Dividends will be payable in shares of Common Stock and will only be payable to those holders that continue to hold the Series C Preferred Stock on the respective anniversary dates of August 19, 2020. The dividends set forth above shall be accelerated and paid (to the extent not previously paid) upon the consummation of a Fundamental Transaction (as defined in the Certificate of Designation) and upon the Mandatory Conversion Date (as defined in the Certificate of Designation), to the extent accrued as of the Mandatory Conversion Date and not previously paid as of such date. In addition, each holder of Series C Preferred Stock will be entitled to receive dividends equal, on an as-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Rank. The Series C Preferred Stock will rank on parity with the shares of the Company’s Series A Preferred Stock and Series B Preferred Stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series C Preferred Stock, together with the Series A Preferred Stock and Series B Preferred Stock, will be entitled to receive distributions out of the Company’s assets in an amount per share equal to $1,000 with respect to the Series C Preferred Stock (and $1.00 and $8.00 per share, respectively, for the Series A Preferred Stock and Series B Preferred Stock) plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Conversion. Upon the earlier of (i) the four year anniversary of the initial closing of the Private Placement which occurred on August 19, 2020 or (ii) the consent to conversion by holders of at least 50.1% of all of the then-outstanding shares of Series C Preferred Stock, without any action on the part of the holder, each share of Series C Preferred Stock will automatically convert into shares of Common Stock at the Conversion Price. In addition, each share of Series C Preferred Stock will be convertible, at any time and from time to time at the option of the holder, into that number of shares of Common Stock at the Conversion Price, subject to adjustment. The Conversion Price of the Series C Preferred Stock, will equal the lesser of (i) the closing price of the Common Stock on Nasdaq on the date immediately preceding the signing of the applicable binding agreements for the applicable round of the Private Placement for which the Series C Preferred Stock is issued or (ii) the average closing price of the Common Stock on Nasdaq for the five trading days immediately preceding the signing of the applicable binding agreements for the applicable round of the Private Placement for which the Series C Preferred Stock is issued, subject to adjustment.

Conversion Price Adjustment:

Stock Dividends and Stock Splits. If the Company pays a stock dividend or otherwise makes a distribution payable in shares of Common Stock on shares of Common Stock or any other common stock equivalents, subdivides or combines outstanding Common Stock or reclassifies Common Stock, the Conversion Price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Fundamental Transaction. If the Company effects a fundamental transaction, then upon any subsequent conversion of Series C Preferred Stock, the holder thereof shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of Common Stock, if the Company is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock into which Series C Preferred Stock is convertible immediately prior to such fundamental transaction. A fundamental transaction means: (i) a merger or consolidation with or into another entity, (ii) any sale of all or substantially all of our assets in one transaction or a series of related transactions, or (iii) any reclassification of Common Stock or any compulsory share exchange by which Common Stock is effectively converted into or exchanged for other securities, cash or property.

Voting Rights. Except as otherwise provided in the certificate of designation or required by law, Series C Preferred Stock shall have no separate class voting rights. The certificate of designation provides that each share of Series C Preferred Stock will entitle its holder to vote with the Common Stock on an as-converted basis. Notwithstanding certain protections in the certificate of designation, Nevada law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series C Preferred Stock generally will be entitled to vote as a class upon a proposed amendment to the Company’s Articles of Incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series C Preferred Stock;

●	increase or decrease the par value of the shares of Series C Preferred Stock;

●	authorize or issue an additional class or series of capital stock that ranks senior to the Series C Preferred Stock with respect to dividends, redemption or distribution of assets upon liquidation, dissolution or winding up of the Company or entering into any agreement with respect to the foregoing; or

●	alter or change the powers, preferences, or special rights of the shares of Series C Preferred Stock so as to affect them adversely.

Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of Series C Preferred Stock. Rather, the Company will round up to the next whole share.

The foregoing description of the terms of the Series C-2 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation which is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Item 7.01 Regulation FD.

In connection with the pricing and closing of the Private Placement for the Series C-2 Preferred Stock, the Company issued press releases on August 21, 2020 and August 25, 2020, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C-2 Preferred Stock.

10.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.43 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 2, 2020).

10.2	Placement Agency Agreement, dated as of June 24, 2020, by and among DelMar Pharmaceuticals, Inc. and Aegis Capital Corp. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2020).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2020).

99.1	Press Release dated August 21, 2020

99.2	Press Release dated August 25, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kintara Therapeutics, Inc.
a Nevada corporation
(Registrant)

Date: August 25, 2020	By:	/s/ Scott Praill
	Name:	Scott Praill
	Title:	Chief Financial Officer